EXHIBIT 99.1

Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: March 1, 2017

Icahn Enterprises L.P. Reports Fourth Quarter and Full Year 2016 Financial Results
Board approves quarterly distribution of $1.50 per depositary unit

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting fourth quarter 2016 revenues of $4.0 billion and net loss attributable to Icahn Enterprises of $206 million, or a loss of $1.42 per depositary unit. For the fourth quarter of 2015 revenues were $2.6 billion and net loss attributable to Icahn Enterprises was $1.1 billion, or a loss of $8.56 per depositary unit. For the fourth quarter of 2016, Adjusted EBITDA attributable to Icahn Enterprises was $153 million compared to a loss of $239 million in the fourth quarter of 2015. For the fourth quarter of 2016, Adjusted EBIT attributable to Icahn Enterprises was a loss of $56 million compared to a loss of $399 million in the fourth quarter of 2015.

For the fourth quarter 2016 indicative net asset value increased by $1.4 billion to $5.6 billion compared to $4.2 billion as of September 30, 2016.

For the year ended December 31, 2016, revenues were $16.3 billion and net loss attributable to Icahn Enterprises was $1.1 billion, or a loss of $8.07 per depositary unit. For the year ended December 31, 2015 revenues were $15.3 billion and net loss attributable to Icahn Enterprises was $1.2 billion, or a loss of $9.29 per depositary unit. For the year ended December 31, 2016, Adjusted EBITDA attributable to Icahn Enterprises was $842 million compared to $930 million for the year ended December 31, 2015. For the year ended December 31, 2016, Adjusted EBIT attributable to Icahn Enterprises was $76 million compared to $314 million for the year ended December 31, 2015. For the year ended December 31, 2016 indicative net asset value decreased by $735 million to $5.6 billion compared to $6.3 billion as of December 31, 2015.

On February 27, 2017, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.50 per depositary unit. The quarterly distribution is payable in either cash or additional depositary units, at the election of each depositary unit holder and will be paid on or about April 18, 2017 to depositary unit holders of record at the close of business on March 13, 2017. Depositary unitholders will have until April 5, 2017 to make an election to receive either cash or additional depositary units.

***

Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Railcar, Gaming, Metals, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:	(Unaudited)
Net sales	$3,965	$3,340	$15,511	$14,604
Other revenues from operations	452	344	1,958	1,386
Net gain (loss) from investment activities	(547)	(1,223)	(1,373)	(987)
Interest and dividend income	34	58	131	194
Other income, net	68	46	121	75
	3,972	2,565	16,348	15,272
Expenses:
Cost of goods sold	3,463	3,068	13,412	12,741
Other expenses from operations	257	159	1,159	643
Selling, general and administrative	606	485	2,342	1,908
Restructuring	3	40	32	97
Impairment	39	778	709	788
Interest expense	213	301	878	1,154
	4,581	4,831	18,532	17,331
Income (loss) before income tax expense	(609)	(2,266)	(2,184)	(2,059)
Income tax expense	45	116	(36)	(68)
Net income (loss)	(564)	(2,150)	(2,220)	(2,127)
Less: net (income) loss attributable to non-controlling interests	358	1,023	1,092	933
Net loss attributable to Icahn Enterprises	$(206)	$(1,127)	$(1,128)	$(1,194)

Net loss attributable to Icahn Enterprises allocable to:
Limited partners	$(202)	$(1,104)	$(1,106)	$(1,170)
General partner	(4)	(23)	(22)	(24)
	$(206)	$(1,127)	$(1,128)	$(1,194)

Basic and diluted loss per LP unit	$(1.42)	$(8.56)	$(8.07)	$(9.29)
Basic and diluted weighted average LP units outstanding	142	129	137	126
Cash distributions declared per LP unit	$1.50	$1.50	$6.00	$6.00

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31, 2016	December 31, 2015
ASSETS	(Unaudited)
Cash and cash equivalents	$1,833	$2,078
Cash held at consolidated affiliated partnerships and restricted cash	804	1,282
Investments	9,881	15,351
Accounts receivable, net	1,609	1,685
Inventories, net	2,983	2,259
Property, plant and equipment, net	10,122	9,535
Goodwill	1,136	1,504
Intangible assets, net	1,080	1,108
Assets held for sale	1,366	154
Other assets	2,521	1,451
Total Assets	$33,335	$36,407
LIABILITIES AND EQUITY
Accounts payable	$1,765	$1,416
Accrued expenses and other liabilities	2,998	1,823
Deferred tax liability	1,613	1,201
Securities sold, not yet purchased, at fair value	1,139	794
Due to brokers	3,725	7,317
Post-employment benefit liability	1,180	1,224
Liabilities held for sale	1,779	5
Debt	11,119	12,594
Total liabilities	25,318	26,374

Equity:
Limited partners	2,448	4,244
General partner	(294)	(257)
Equity attributable to Icahn Enterprises	2,154	3,987
Equity attributable to non-controlling interests	5,863	6,046
Total equity	8,017	10,033
Total Liabilities and Equity	$33,335	$36,407

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

($ in millions)	December 31, 2016	September 30, 2016	December 31, 2015
Market-valued Subsidiaries:	(Unaudited)
Holding Company interest in Funds (1)	$1,669	$1,825	$3,428
Federal-Mogul (2)	1,429	1,332	949
CVR Energy (2)	1,808	980	2,802
CVR Refining - direct holding (2)	60	50	114
American Railcar Industries (2)	538	492	549
Total market-valued subsidiaries	$5,503	$4,680	$7,842

Other Subsidiaries:
Tropicana (3)	$862	$877	$794
Viskase (3)	154	145	183
Real Estate Holdings (1)	642	644	656
PSC Metals (1)	155	169	182
WestPoint Home (1)	164	169	176
ARL (4)	1,689	1,029	852
Ferrous Resources (1)	104	79	95
IEH Auto and Pep Boys (1)	1,319	1,364	249
Trump Entertainment (1)	86	118	—
Total - other subsidiaries	$5,176	$4,594	$3,187
Add: Holding Company cash and cash equivalents (5)	225	192	166
Less: Holding Company debt (5)	(5,490)	(5,489)	(5,490)
Add: Other Holding Company net assets (5)	171	183	615
Indicative Net Asset Value	$5,585	$4,160	$6,320

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.

(2)
Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.5x Adjusted EBITDA for the twelve months ended December 31, 2016, September 30, 2016 and December 31, 2015. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 2016, September 30, 2016 and December 31, 2015.

(4)
September 30, 2016 and December 31, 2015 represent the estimated present value of projected cash flows from leased railcars, net of debt, plus working capital. December 31, 2016 is adjusted to reflect the initial sale of ARL to SMBC Rail and assumes that the ARL railcars not being sold to SMBC Rail during the initial closing are valued at the purchase price option set forth in the ARL sales agreement less liabilities.

(5)	Holding Company's balance as of each respective date.

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Consolidated Adjusted EBITDA:	(Unaudited)
Net income (loss)	$(564)	$(2,150)	$(2,220)	$(2,127)
Interest expense, net	208	299	867	1,141
Income tax expense	(45)	(116)	36	68
Depreciation and amortization	272	219	1,011	849
Consolidated EBITDA	$(129)	$(1,748)	$(306)	$(69)
Impairment of assets	39	778	709	788
Restructuring costs	3	40	32	97
Non-Service cost US based pensions	5	1	18	2
FIFO impact unfavorable (favorable)	(22)	25	(52)	60
Certain share-based compensation expense	1	5	1	13
Major scheduled turnaround expense	—	85	38	109
Expenses related to certain acquisitions	—	(1)	—	6
Net loss on extinguishment of debt	—	—	5	2
Unrealized loss (gain) on certain derivatives	16	(16)	56	2
Other	10	21	52	(8)
Consolidated Adjusted EBITDA	$(77)	$(810)	$553	$1,002

IEP Adjusted EBITDA:
Net loss attributable to IEP	$(206)	$(1,127)	$(1,128)	$(1,194)
Interest expense, net	152	199	620	762
Income tax expense	(48)	(119)	12	14
Depreciation and amortization	209	160	766	616
EBITDA attributable to IEP	$107	$(887)	$270	$198
Impairment of assets	37	536	466	544
Restructuring costs	2	33	26	80
Non-Service cost US based pensions	4	1	14	1
FIFO impact unfavorable (favorable)	(13)	15	(31)	35
Certain share-based compensation expense	1	4	1	11
Major scheduled turnaround expense	—	49	20	62
Expenses related to certain acquisitions	—	(1)	—	5
Net loss on extinguishment of debt	—	—	1	1
Unrealized loss (gain) on certain derivatives	9	(9)	32	2
Other	6	20	43	(9)
Adjusted EBITDA attributable to IEP	$153	$(239)	$842	$930

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Consolidated Adjusted EBIT:	(Unaudited)
Net income (loss)	$(564)	$(2,150)	$(2,220)	$(2,127)
Interest expense, net	208	299	867	1,141
Income tax expense	(45)	(116)	36	68
Consolidated EBIT	$(401)	$(1,967)	$(1,317)	$(918)
Impairment of assets	39	778	709	788
Restructuring costs	3	40	32	97
Non-Service cost US based pensions	5	1	18	2
FIFO impact unfavorable (favorable)	(22)	25	(52)	60
Certain share-based compensation expense	1	5	1	13
Major scheduled turnaround expense	—	85	38	109
Expenses related to certain acquisitions	—	(1)	—	6
Net loss on extinguishment of debt	—	—	5	2
Unrealized loss (gain) on certain derivatives	16	(16)	56	2
Other	10	21	52	(8)
Consolidated Adjusted EBIT	$(349)	$(1,029)	$(458)	$153

IEP Adjusted EBIT:
Net loss attributable to IEP	$(206)	$(1,127)	$(1,128)	$(1,194)
Interest expense, net	152	199	620	762
Income tax expense	(48)	(119)	12	14
EBIT attributable to IEP	$(102)	$(1,047)	$(496)	$(418)
Impairment of assets	37	536	466	544
Restructuring costs	2	33	26	80
Non-Service cost US based pensions	4	1	14	1
FIFO impact unfavorable (favorable)	(13)	15	(31)	35
Certain share-based compensation expense	1	4	1	11
Major scheduled turnaround expense	—	49	20	62
Expenses related to certain acquisitions	—	(1)	—	5
Net loss on extinguishment of debt	—	—	1	1
Unrealized loss (gain) on certain derivatives	9	(9)	32	2
Other	6	20	43	(9)
Adjusted EBIT attributable to IEP	$(56)	$(399)	$76	$314